Schedule B
                                       TO
                         INVESTMENT MANAGEMENT AGREEMENT
                              Amended July 24, 2007

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Name of Portfolio                                                  Annual
                                                                   Management
                                                                   Fee
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Ark Midcap Value Class I and II                                    0.79%
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Ark Concentrated Growth Fund Class I and II                        0.65%
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Ark Large Cap Growth Fund Class I and II                           0.59%
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ClariVest International Equity Fund Class I and II                 0.75%
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ClariVest SMid Cap Growth Fund Class I and II                      0.85%
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Smith Group Large Cap Core Growth Fund Class I and II              0.61%
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Mount Lucas U.S. Focused Equity Fund Class I and II                0.75%
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Disciplined Global Equity Fund Class I and II                      0.65%
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